UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported):  January 19, 2010

WELLSTAR INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)

Nevada	333-130295	20-1834908
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

6911 Pilliod Road
Holland, Ohio 43528
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (419) 865-0069

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Increase to Authorized

On January 22, 2010, Wellstar International, Inc. (the “Company”) amended its certificate of incorporation to increase its authorized shares of common stock from 200,000,000 to 5,000,000,000 (the “Increase Amendment”).  The Increase Amendment was approved by the board of directors as well as the shareholders holding a majority of the issued and outstanding shares of common stock pursuant to a written consent dated January 21, 2010.

Series B Preferred Stock

On January 19, 2010, the Company entered into a conversion agreement with John Antonio (“Antonio”) and Kenneth McCoppen (“McCoppen”), both executive officers and directors of the Company, pursuant to which the Company agreed to convert $50,000 in outstanding wages owed to each McCoppen and Antonio into a total of 50,000 shares of Series B Preferred Stock.

The above transactions were approved by the Board of Directors of the Company.  The Series B Preferred Stock does not pay dividends but each holder of Series B Preferred Stock shall be entitled to 100 votes for each share of common stock that the Series B Preferred Stock shall be convertible into.  The Series B Preferred Stock has a conversion price of $0.001 (the “Conversion Price”) and a stated value of $1.00 (the “Stated Value”).  Each share of Series B Preferred Stock is convertible, at the option of the holder, into such number of shares of common stock of the Company as determined by dividing the Stated Value by the Conversion Price.  The Series B Preferred Stock has no liquidation preference.

The issuance of the Series B Preferred Stock was made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated under Regulation D thereunder.   The holders of Series B Preferred Stock are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

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Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit
Number	Description

3.1	Certificate of Amendment to the Certificate of Incorporation

3.2	Certificate of Designation – Series B Preferred Stock (1)

10.1	Conversion Agreement between the Company and John Antonio dated January 19, 2010

10.2	Conversion Agreement between the Company and Ken McCoppen dated January 19, 2010

(1)  Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on October 5, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLSTAR INTERNATIONAL, INC.

Date: January 22, 2010	By:	/s/ John Antonio
Name: John Antonio
Title: CEO